                                                                     Exhibit 3.1

                          SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                           SOFTWARE AG SYSTEMS, INC.


     Software AG Systems, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation"), hereby certifies as follows:

     1. The name of the Corporation is Software AG Systems, Inc.; the corporation was originally incorporated as Software AG International, Inc.; the original certificate of incorporation was filed on February 26, 1981 with the Secretary of State of the State of Delaware.

     2. This Second Amended and Restated Certificate of Incorporation, the entirety of which is set forth below, has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law.


                                *      *     *

                                   ARTICLE I
                                     NAME
                                     ----

     The name of the Corporation is Software AG Systems, Inc. (the
"Corporation").


                                   ARTICLE II
                         ADDRESS OF REGISTERED OFFICE;
                            NAME OF REGISTERED AGENT
                         -----------------------------

     The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.


                                  ARTICLE III
                               PURPOSE AND POWERS
                               ------------------

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the "DGCL").
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                                   ARTICLE IV
                                 CAPITAL STOCK
                                 -------------

     Section 4.1.  Total Number of Shares of Capital Stock.  The total number of
                   ---------------------------------------
shares of capital stock of all classes that the Corporation shall have authority to issue is 100,000,000 shares. The authorized stock is divided into 75,000,000 shares of Common Stock, $.0l par value per share (the "Common Stock") and 25,000,000 shares of Preferred Stock, $.0l par value per share (the "Preferred Stock").

     Section 4.2.  Preferred Stock.  The Board of Directors is authorized,
                   ---------------
subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of one or more classes, or series thereof, of Preferred Stock, and by filing a certificate pursuant to the DGCL, to establish from time to time the number of shares to be included in each such class or series, and to fix the designation, powers, preferences and rights of the shares of each such class or series and the qualifications, limitations or restrictions thereof.

     The authority of the Board with respect to each class or series shall include, but not be limited to, determination of the following:

     (a) The number of shares constituting that class or series and the distinctive designation of that class or series, which number the Board of Directors may thereafter (except where otherwise provided in a resolution designating a particular class or series) increase (but not above the total number of authorized shares of the class or series) or decrease (but not below the number of shares thereof then outstanding);

     (b) The dividend rate on the shares of that class or series, the conditions and dates upon which such dividends shall be payable, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that class or series;

     (c) Whether the shares of that class or series shall have voting rights in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

     (d) Whether the shares of that class or series shall have conversion or exchange privileges, and, if so, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange,
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including provision for adjustment of the conversion rate in such events as the
Board of Directors shall determine;

     (e) Whether or not the shares of that class or series shall be redeemable by the Corporation, and, if so, the times, prices and other terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

     (f) Whether that class or series shall have a sinking fund for the redemption or purchase of shares of that class or series, and, if so, the terms and amount of such sinking fund;

     (g) The rights of the holders of the shares of that class or series upon or in the event of voluntary or involuntary liquidation, dissolution or winding up of, or the distribution of assets of the Corporation, and the relative rights of priority, if any, of payment of shares of that class or series; and

     (h) Any other relative rights, preferences and limitations of that class or series.

     Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the Common Stock shares with respect to the same dividend period.

     If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all classes and series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all classes and series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

     Section 4.3.  Common Stock.  (a)  Subject to all of the powers, rights and
                   ------------
preferences of the holders of Preferred Stock provided by resolution or resolutions of the Board of Directors pursuant to this Article IV or by the DGCL, the holders of the shares of the Common Stock shall be entitled to one vote for each share so held with respect to all matters voted on by the stockholders of the Corporation. Subject to the powers, rights and
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                                     - 4 -

preferences of any other class of stock and to any limitations on dividends imposed by the DGCL, the holders of the Common Stock shall have the right to receive dividends as and when declared by the Board of Directors in its sole discretion.


                                   ARTICLE V
                        STOCKHOLDER MEETINGS AND ACTIONS
                        --------------------------------

     Section 5.1.  Stockholder Meetings.  Meetings of stockholders of the
                   --------------------
Corporation may be held within or without the State of Delaware, as the Bylaws of the Corporation (the "Bylaws") may provide. An annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may come before the meeting shall be held at such time and place as shall be determined in accordance with the Bylaws. Elections of directors need not be by written ballot unless otherwise provided in the Bylaws.

     Section 5.2.  Written Consent.  Except as may be provided in a resolution
                   ---------------
or resolutions providing for any class or series of Preferred Stock pursuant to
Article IV hereof, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing by any such stockholders. This Section 5.2 shall become effective only upon the consummation of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (an "IPO").


                                   ARTICLE VI
                               BOARD OF DIRECTORS
                               ------------------

     Section 6.1.  Powers of the Board of Directors. The business, property and
                   --------------------------------
affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In furtherance, and not in limitation, of the powers conferred by the DGCL, the Board of Directors is expressly authorized to:

          (a) adopt, amend, alter, change or repeal the Bylaws; provided,
                                                                --------
however, that no Bylaws hereafter adopted shall invalidate any prior act of the
-------
directors that was valid at the time such action was taken;

          (b) determine the rights, powers, duties, rules and procedures that affect the power of the Board of Directors to manage and direct the business and
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                                     - 5 -

affairs of the Corporation, including the power to designate and empower committees of the Board of Directors to elect, appoint and empower the officers and other agents of the Corporation, and to determine the time and place of, and the notice requirements for, Board meetings, as well as quorum and voting requirements for, and the manner of taking, Board action; and

          (c) exercise all such powers and do all such acts as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Certificate of Incorporation, and the Bylaws.

     Section 6.2.  Number of Directors.  The number of directors constituting
                   -------------------
the Board of Directors shall be as specified in, or as determined pursuant to, the Bylaws.

     Section 6.3   Classes, Election and Term.  The Board of Directors shall be
                   --------------------------
divided into three classes, with each class to be as nearly equal in number as reasonably possible, and with the initial term of office of the first class of directors to expire at the first annual meeting of stockholders held after an IPO, the initial term of office of the second class of directors to expire at the second annual meeting of stockholders held after an IPO, and the initial term of office of the third class of directors to expire at the third annual meeting of stockholders held after an IPO. Commencing with the first annual meeting of stockholders held after an IPO, directors elected to succeed those directors whose terms have expired at an annual meeting shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, and upon the election and qualification of their successors. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain the number of directors in each class as nearly equal as reasonably possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. The provisions of this Section 6.3 shall become effective upon the consummation of an IPO. Prior to an IPO, however, the Board of Directors by resolution shall establish and determine the classes into which the directors in office immediately following an IPO shall be divided.

     Section 6.4.  Vacancies.  Any vacancies in the Board of Directors for any
                   ---------
reason and any newly created directorships resulting by reason of any increase in the number of directors may be filled only by the Board of Directors, acting by a majority of the remaining
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directors then in office, although less than a quorum, or by a sole remaining director, and any directors so appointed shall hold office until the next election of the class for which such directors have been chosen and until their successors are elected and qualified.

     Section 6.5.  Removal of Directors.  Except as may be provided in a
                   --------------------
resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV hereof, with respect to any directors elected by the holders of such class or series, any director, or the entire Board of Directors, may be removed from office at any time for cause by the affirmative vote of the holders of at least a majority of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

     Section 6.6.  Meetings of the Board of Directors. Meetings of the Board of
                   ----------------------------------
Directors may be held within or without the State of Delaware, as the Bylaws may provide.


                                  ARTICLE VII
                      LIMITATION ON LIABILITY OF DIRECTORS
                      ------------------------------------

     As to any act or omission occurring after this provision becomes effective, a director of the Corporation shall, to the maximum extent permitted by the DGCL, have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article VII by the stockholders of the Corporation shall not adversely affect any right or protection of any director of the Corporation existing at the time of such repeal or modification.


                                  ARTICLE VIII
                                INDEMNIFICATION
                                ---------------

     Section 8.1.  Right to Indemnification.  Each person who was or is made a
                   ------------------------
party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact:

     (a)  that he or she is or was a director or officer of the Corporation, or
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       (b)   that he or she, being at the time a director or officer of the
             Corporation, is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise" or "other enterprise"), whether either in case (a) or in case (b) the basis of such proceeding is alleged action or inaction (x) in an official capacity as a director or officer of the Corporation, or as a director, trustee, officer, employee or agent of such other enterprise, or (y) in any other capacity related to the Corporation or such other enterprise while so serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by Section 145 of the DGCL (or any successor provision or provisions) as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to actions taken prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith if such person satisfied the applicable level of care to permit such indemnification under the DGCL. The persons indemnified by this Article VIII are hereinafter referred to as "indemnitees." Such indemnification as to such alleged action or inaction shall continue as to an indemnitee who has after such alleged action or inaction ceased to be a director or officer of the Corporation, or director, officer, employee or agent of another enterprise; and shall inure to the benefit of the indemnitee's heirs, executors and administrators. The right to indemnification conferred in this Article VIII:
(i) shall be a contract right; (ii) shall not be affected adversely as to any indemnitee by any amendment of this Certificate of Incorporation with respect to any action or inaction occurring prior to such amendment; and (iii) shall, subject to any requirements imposed by law and the Bylaws, include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition.

       Section 8.2.  Relationship to Other Rights and Provisions Concerning
                     ------------------------------------------------------
Indemnification.  The rights to indemnification and to the advancement of
---------------
expenses
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conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Bylaws may contain such other provisions concerning indemnification, including provisions specifying reasonable procedures relating to and conditions to the receipt by indemnitees of indemnification, provided that such provisions are not inconsistent with the provisions of this Article VIII.

       Section 8.3.  Agents and Employees.  The Corporation may, to the extent
                     --------------------
authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Corporation (or any person serving at the Corporation's request as a director, trustee, officer, employee or agent of another enterprise) or to persons who are or were a director, officer, employee or agent of any of the Corporation's affiliates, predecessor or subsidiary corporations or of a constituent corporation absorbed by the Corporation in a consolidation or merger or who is or was serving at the request of such affiliate, predecessor or subsidiary corporation or of such constituent corporation as a director, officer, employee or agent of another enterprise, in each case as determined by the Board of Directors to the fullest extent of the provisions of this Article VIII in cases of the indemnification and advancement of expenses of directors and officers of the Corporation, or to any lesser extent (or greater extent, if permitted by law) determined by the Board of Directors.


                                   ARTICLE IX
                               BOOKS AND RECORDS
                               -----------------

       The books of the corporation may be kept (subject to any provision contained in the laws of the State of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.


                                   ARTICLE X
                                   COMPROMISE
                                   ----------

       Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may,
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                                     - 9 -

on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the DGCL, as that section may read from time to time, or any successor provision, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the DGCL, as that section may read from time to time, or any successor provision, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.


                                   ARTICLE XI
                              AMENDMENT OF BYLAWS
                              -------------------

       The Board of Directors shall have the power to adopt, amend, alter, change or repeal the Bylaws. In addition to any requirements of the DGCL (and notwithstanding the fact that a lesser percentage may be specified by the DGCL), any adoption, amendment, alteration, change or repeal of any Bylaws by the stockholders of the Corporation after an IPO shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the combined voting power of all of the shares of all classes of capital stock of the Corporation then entitled to vote generally in the election of directors.


                                  ARTICLE XII
                   AMENDMENT OF CERTIFICATE OF INCORPORATION
                   -----------------------------------------

       Section 12.1.  General Right to Amend.  The Corporation hereby reserves
                      ----------------------
the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and all rights conferred upon stockholders are granted subject to this reservation. Except as may be provided in a resolution or resolutions providing for any class of Preferred Stock pursuant to Article IV hereof and which relate to such class of Preferred Stock and except as provided in Article IV hereof, any such amendment, alteration, change or repeal shall require the affirmative vote of both (a) a majority of the members of the Board of Directors then in office and (b) a majority of the combined voting power of all of the shares of all classes of capital stock of the Corporation then entitled to vote generally in the election of directors.

       Section 12.2.  Abandonment of Proposed Amendment. By a vote of the
                      ---------------------------------
majority of the Board of Directors then in office, the Board may adopt a resolution providing that at any time prior to the filing of any such amendment with the Secretary of State, notwithstanding authorization of the proposed amendment by the stockholders, the Board of Directors may abandon such proposed amendment without further action by the stockholders.

       Section 12.3.  Amendment of Certain Provisions. Notwithstanding anything
                      -------------------------------
contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the combined voting power of all of the shares of all classes of capital stock of the Corporation then entitled to vote generally in the election of directors shall be required to amend, repeal or adopt any provision inconsistent with Sections 5.2, 6.3, 6.4 and 6.5 and Article XI hereof and this Section 12.3. This
Section 12.3 shall become effective upon consummation of an IPO.


                                  ARTICLE XIII
                                    DURATION
                                    --------

                The Corporation shall have perpetual existence.

                                *      *     *
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                                     - 11 -

     I, THE UNDERSIGNED, being the duly elected Vice President, Treasurer and Chief Financial Officer of the corporation, do on behalf of the Corporation make this Second Amended and Restated Certificate of Incorporation of the Corporation, hereby declaring and certifying, under penalties of perjury, that this is the act and deed of the Corporation and that the facts herein stated are true, and accordingly have hereunto set my hand this 25th day of September, 1997.



                      By: /s/ Harry K. McCreery
                         ---------------------------------------
                          Harry K. McCreery
                          Vice President, Treasurer and
                          Chief Financial Officer